UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

China 3C Group
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-28767 (Commission File Number)	88-0403070 (IRS Employer Identification No.)

368 HuShu Nan Road
HangZhou City, Zhejiang Province, China

(Address of Principal Executive Offices) (Zip Code)

086-0571-88381700
(Registrant’s telephone number, including area code)

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 17, 2011, the subsidiary of China 3C Group (the “Company”), Zhejiang Yong Xing Digital Technology Co. Ltd. (“Zhejiang”) entered into a Registered Trademark Transfer Agreement (the “Transfer Agreement”) with Hangzhou Letu Digital Products Trade Co., Ltd. (“Hangzhou”), a PRC company, pursuant to which Hangzhou transferred to Zhejiang its registered trademark, “Lotour.”  The registered term of the trademark expires on July 6, 2020.  The total consideration for the purchase of the trademark is RMB 2,280,000 (or approximately $345,600), which shall be paid to Hangzhou in the form of 1.08 million shares of the Company’s common stock, using a price of $0.32 per share.  Zhejiang’s payment is required to be made within one month after January 17, 2011, the day the Transfer Agreement became effective.  Pursuant to the terms of the Transfer Agreement, Hangzhou entrusted its legal representative, Weiping Wang, to act as the beneficiary, to hold such shares on its behalf and deliver all future investment proceeds to be received from such shares (including cash dividend, bonus or other forms of distribution of proceeds) to Hangzhou.

The description of the Transfer Agreement is not complete and is qualified in its entirety by reference to the full text of the Transfer Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

On January 20, 2011, Zhejiang entered into a Design and Development Engagement Agreement (the “Development Agreement”) with Shenzhen Kangdewei Electronics Co., Ltd. (“Kangdewei”), a PRC company, pursuant to which Zhejiang engaged Kangdewei to design and develop an electronic book product under the brand name “Lotour.”  Kangdewei is required to provide Zhejiang with 100 sets of the electronic book prototype for Zhejiang to inspect and test the market.

The total consideration for the design and development of the electronic book product  is RMB 3,160,000 (or approximately $480,000), which shall be paid to Kangdewei in the form of 1.6 million shares of the Company’s common stock, using a price of $0.30 per share.  Zhejiang’s payment is required to be made upon the delivery of the 100 sets of the electronic book prototype.  Pursuant to the terms of the Development Agreement, Kangdewei entrusted Yong Lian to act as the beneficiary, hold such shares on its behalf and deliver all future investment proceeds to be received from such shares (including cash dividend, bonus or other forms of distribution of proceeds) to Kangdewei. The term of the Development Agreement is from January 20, 2011 to July 19, 2011.

The description of the Development Agreement is not complete and is qualified in its entirety by reference to the full text of the Development Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the 1,080,000 shares of the Company’s common stock to Hangzhou pursuant to the Transfer Agreement and the issuance of the 1,600,000 shares of the Company’s common stock to Kangdewei pursuant to the Development Agreement were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that neither offering of shares was made in the United States and that neither Kangdewei nor Hangzhou is a  “U.S. Person” (as defined in the Act).

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Registered Trademark Transfer Agreement dated January 17, 2011 by and between Zhejiang Yong Xing Digital Technology Co. Ltd. and Hangzhou Letu Digital Products Trade Co., Ltd. †

10.2	Design and Development Engagement Agreement dated January 20, 2011 by and between Zhejiang Yong Xing Digital Technology Co. Ltd. and Shenzhen Kangdewei Electronics Co., Ltd. †

† English translation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA 3C GROUP

By:	/s/ Zhenggang Wang
Name: Zhenggang Wang
Title: Chief Executive Officer

Dated: January 20, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registered Trademark Transfer Agreement dated January 17, 2011 by and between Zhejiang Yong Xing Digital Technology Co. Ltd. and Hangzhou Letu Digital Products Trade Co., Ltd. †

10.2	Design and Development Engagement Agreement dated January 20, 2011 by and between Zhejiang Yong Xing Digital Technology Co. Ltd. and Shenzhen Kangdewei Electronics Co., Ltd. †
† English translation